SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             Form 8-K


                          Current Report
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 21, 1997 (July 21, 1997)


                       NEXTEL COMMUNICATIONS, INC.
        (Exact name of registrant as specified in its charter)


    Delaware                     0-19656                    36-3939651
(State or other jurisdiction  (Commission File           (I.R.S. Employer
   of incorporation)             Number)                Identification No.)

1505 Farm Credit Drive, Suite 100, McLean, Virginia            22102
     (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:      (703) 394-3000



      (Former name or former address, if changed since last report)

Item 5.  Other Events.

Preferred Stock Issuance

     On July 21, 1997, Nextel Communications, Inc. ("Nextel") announced that it had completed the sale of 500,000 shares of 13% Series D Exchangeable Preferred Stock (the "Preferred Stock") with a liquidation preference of $1,000 per share. Dividends on the Preferred Stock accrue at an annual rate of 13% of the liquidation preference, are cumulative from the date of issuance and are payable quarterly in cash or, on or prior to July 15, 2002, at the sole option of Nextel, in additional shares of Preferred Stock. The Preferred Stock is mandatorily redeemable on July 15, 2009 at the liquidation preference plus accrued and unpaid dividends, and is redeemable in whole or in part, at the option of Nextel, at any time after December 15, 2005, at a price equal to the liquidation preference plus accrued and unpaid dividends, and, in certain circumstances, after July 15, 2002 at specified redemption prices. Up to 35% of the Preferred Stock may be redeemed on or prior to July 15, 2000, in whole or in part at the option of Nextel, in certain circumstances at 113% of the liquidation preference plus accrued and unpaid dividends from the proceeds of one or more sales of Nextel common stock. The Preferred Stock is also exchangeable, in whole but not in part, at the option of Nextel at any time after December 15, 2005 and in certain circumstance sooner, into Nextel subordinated debentures.

     The shares of Preferred Stock were issued in a private placement transaction and have not been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), and may not be sold absent registration or an applicable exemption from the registration requirements. In connection with the issuance of the Preferred Stock, Nextel has agreed to use its best effort to file with the Commission and cause to become effective a registration statement with respect to a registered offer to exchange the then outstanding Preferred Stock for an equal number of shares of 13% Series D Exchangeable Preferred Stock that have been registered pursuant to the Securities Act (the "Exchange Offer"). In the event that the Exchange Offer is not consummated prior to specified dates, the dividend accrual rate applicable to the Preferred Stock will increase by specified amounts until the Exchange Offer is consummated or certain other requirements are met.

     Terms  of  the  Preferred  Stock  are  set  forth  in  the  Certificate  of
Designation   attached  to  this  Current   Report  as  Exhibit  4.1,  which  is
incorporated herein by reference, and the description of the terms of the Preferred Stock included herein is qualified by reference to such Certificate of Designation.

     Net cash proceeds from the sale of the Preferred Stock of approximately $482,000,000 will be used by Nextel to implement its previously disclosed business plan that contemplates an accelerated and expanded deployment of its digital wireless communications networks in its domestic markets during 1997 and 1998. Nextel's receipt of such net proceeds will also satisfy certain conditions contained in the indentures relating to Nextel's five outstanding issues of Senior Redeemable Discount Notes (as such indentures have been amended to date) to permit Nextel to obtain access to each of the funding sources currently contemplated to be used by Nextel to meet the funding requirements associated with its business plan as described in Nextel's Current Report on Form 8-K dated and filed with the Commission on July 9, 1997.

     On July 21, 1997, Nextel issued a press release announcing the sale of Preferred Stock. A copy of such press release is attached to this Current Report as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (A)      Financial Statements of Business Acquired.
                    Not applicable.

         (B)      Pro Forma Financial Information.
                    Not applicable.

         (C)      Exhibits

Exhibit No.              Exhibit Description

4.1 Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13% Series D
                         Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof

99.1                     Press Release, dated July 21, 1997


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NEXTEL COMMUNICATIONS, INC.



Date: July 21, 1997             By:   /s/Thomas J. Sidman
                                      Thomas J. Sidman
                                      Vice President and General Counsel

Exhibit No.              Exhibit Description

4.1 Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13% Series D
                         Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof

99.1                     Press Release, dated July 21, 1997